EXHIBIT 2.01

                        STOCK PURCHASE AND SALE AGREEMENT

      THIS STOCK PURCHASE AND SALE AGREEMENT (the "Agreement"), made and entered into as of the 18th day of December, 1998, by and among AVID SPORTSWEAR, INC., a California corporation ("Corporation"), STEVEN M. CROWELL and DAVID RODERICK (collectively "Principal"), Dean E. Ulrich and Janis L. Ulrich, Trustees of the Ulrich Family Trust dated April 7, 1988, Rolf D. Scherer and Mary S. Scherer, Trustees of The Scherer Family Trust dated August 1, 1988, Steven M. Crowell, William M. Borgers, Brian D. Iverson and Deborah K. Iverson, Michael L. Iverson and Barbara M. Iverson, Trustees of The Iverson Family Trust, Jo Moerbeek, Richard Butkus and Helen Butkus, Trustee of The Richard and Helen Butkus Trust, David E. Roderick, Stephanie Wickliff and John Wickliff (all of the foregoing and the Principal collectively "Shareholders" and individually "Shareholder") and GOLF INNOVATIONS CORP., a Nevada corporation ("Buyer").

      WHEREAS, Corporation owns and operates a golf shirt business (the "Business"); and

      WHEREAS, Shareholders own all of the issued and outstanding capital stock of Corporation ("Stock"); and

      WHEREAS, Buyer desires to buy all of the Stock and the Shareholders desire to sell the Stock, upon and subject to the terms and conditions provided herein; and

      WHEREAS, the Principal join in this Agreement in order to make certain covenants, warranties and representations to induce Buyer to enter into this transaction with the Shareholders.

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, it is agreed as follows:

      ARTICLE I. SALE AND PURCHASE. On the Closing Date (as hereinafter defined), Shareholders shall sell and Buyer shall buy all of the Stock of Corporation, free and clear of all liens, encumbrances, security interests, other impairments of title, claims and liabilities, for the Purchase Price hereinafter specified.

      ARTICLE II. DEFINITIONS.

      Section II.1. CLOSING DATE. The Closing of the sale contemplated herein shall be held on December 29, 1998 ("Closing Date"), or as soon thereafter as practicable after all conditions precedent to Closing set forth in Sections 7.2 and 7.3 hereof have been fulfilled or waived by the party entitled to the benefits thereof, but in no event later than December 31, 1998, after which time either party may terminate this Agreement if the Closing has not occurred.

      Section II.2. ASSETS. "Assets" means all tangible and intangible assets of Corporation constituting a part of, used in or pertaining or relating to the operation of the Business, including, but not be limited to:

      A. All cash, certificates of deposits, investments, cash equivalents, accounts receivable and other liquid assets;

      B. All equipment, machinery, tools, motor vehicles, furniture, fixtures, supplies and other personal property of every kind and nature owned by Corporation and used or useful in the operation of the Business wherever located, including but not limited, to all items described on Schedule II.2B attached hereto and all personal property and leasehold improvements attached to the Real Estate hereinafter described, (all such property being herein called "Tangible Personal Property");


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      C. All of Corporation's  customers,  customer  contracts,  customer lists,
accounts,   information  relating  to  customers,   vendors,  suppliers,  files,
notebooks and records relating to the Business, including, but not limited to, those more particularly described in Schedule II.2C attached hereto (the "Customers and Contracts");

      D. All licenses and permits held by Corporation in connection with the operation of the Business, to the extent the same are transferable (the "Licenses and Permits");

      E. All of Corporation's inventory of shirts, logos and other clothing apparel, held for sale in the ordinary course of the Business ("Inventory"), provided that as to any Inventory which is stored off-site or held by others for processing, Corporation will provide Buyer with receipts, bills of lading or other documentation at Closing, with appropriate assignments, to permit Buyer to obtain possession of such Inventory; and

      F. The trade name "Avid Sportswear" and "Avid" (collectively "Avid") and all goodwill and custom and trade associated therewith (the "Trade Name"), and the exclusive right to use such Trade Name, with full warranty as to such exclusive use.

      All of the Assets are now, and will on the Closing Date be, located on Corporation's business premises at 17909 South Adria Maru Lane, Carson, California 90746 (the "Real Estate") unless otherwise noted on Schedule II.2A attached hereto. As to any Tangible Personal Property which is stored off-site or in the possession of others, Corporation will provide Buyer with appropriate documentation at Closing to permit Buyer to obtain possession of such items.

      Section II.3. THE REAL ESTATE. The Real Estate is being leased by Corporation pursuant to a Lease currently with VBP7IC, LLC, successor to Akira Industries Co., Ltd., dated August 18, 1994 (the "Lease"), a copy of which Lease is attached hereto as Schedule II.3.

      Section II.4. PURCHASE PRICE. The Purchase Price shall be comprised of Seven Hundred Twenty-Five Thousand Dollars ($725,000.00) in cash and 1,100,000 shares of common stock of Buyer valued at $.25 per share, all as more particularly described in Schedule II.4. Any notes payable from the Corporation to Buyer which are outstanding at the time of Closing shall be treated as advance payments toward trade payables and liabilities which Buyer represents it has paid prior to the date hereof, under Section III.22.

      Section II.5. LIABILITIES PAID AT CLOSING. At the Closing, Buyer shall cause the Corporation to pay the liabilities of the Corporation set forth in
Schedule II.5 by wire transfer of funds. Buyer shall cause the Shareholders to be released from individual liability under the guaranties to Nations Bank for the Corporation's liability to Nations Bank described on Schedule II.5 and indemnify the Shareholders against any liability therefor.

      Section II.6. TRADE PAYABLES. Buyer shall cause the Corporation to discharge all of Corporation's trade liabilities as set forth in Schedule II.6 and any trade payables or operating expenses incurred in the ordinary course of business.

      ARTICLE III. REPRESENTATIONS AND WARRANTIES OF CORPORATION. Corporation and Shareholders, jointly and severally, represent and warrant to Buyer:

      Section III.1. CORPORATE STATUS AND POWER OF CORPORATION. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with the power and authority to enter into and perform this Agreement, make the representations and warranties herein made by it, consummate the transactions contemplated by this Agreement and incur the obligations undertaken by it hereunder.

      Section III.2. CAPITALIZATION. The entire authorized capital stock of Corporation consists of 34,485.720 shares of common stock having a par value of $_____ per share, of which 34,485.720 shares are issued and outstanding. The issued and outstanding shares of the capital stock of Corporation are described as _____ follows:



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             NAME                                                 SHARES
             ----                                                 ------
             Ulrich Family Trust                              11,142.860

             Scherer Family Trust                              1,714.300

             Steven M. Crowell                                 2,571.430

             William M. Borgers                                  857.150

             Brian D.  Iverson  and  Deborah  K.               2,114.270

             Iverson

             Iverson Family Trust                              3,371.420

             Jo Moerbeek                                         571.430

             Richard  Butkus  and  Helen  Butkus               1,714.290

             Trust

             David E. Roderick                                10,000.000

             Stephanie Wickliff                                  214.285

             John Wickliff                                       214.285

      There  are  no  outstanding  or  authorized  options,   warrents,  rights,
contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Corporation is a party or which are binding on Corporation providing for the issuance, disposition or acquisition of any of Corporation's capital share.

      Section III.3. CORPORATE ACTION. Corporation has duly taken all necessary corporate and shareholder action to permit the execution, delivery and performance of this Agreement and this Agreement constitutes the valid and binding agreement of Corporation and is enforceable against Corporation in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights.

      Section III.4. ENFORCEABILITY. This Agreement constitutes the valid and binding agreement of the Shareholders and is enforceable against the Shareholders in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights.

      Section III.5. LICENSES. Corporation possesses all governmental licenses, consents, authorities, and permits necessary or required or desirable in order for Corporation to own and operate the Assets and to conduct the Business as it is now conducted. To the knowledge of the Corporation and the Shareholders, no act, condition or other state of facts has occurred or exists which could result in a fine, penalty or other cost to Buyer or interfere with Buyer at any time in any manner in the operation of the Business.

      Section III.6. PERFORMANCE OF AGREEMENT. No action or proceeding before a court or other governmental agency or officer is pending or, to the best of their knowledge, threatened which could restrain or prevent Shareholders from consummating the sale and transfer of the Stock or from performing all of their obligations under this Agreement.

      Section III.7. LEGAL PROCEEDINGS. Neither Corporation nor Shareholders has received notice of any violations or enforcement of legal, governmental or administrative proceedings of any kind or nature pending or threatened against Corporation, Shareholders or the Assets, the Business or the Real Estate except as described on Exhibit "C" attached hereto, and none of the Assets or the Real

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Estate is subject to any judgment, lien, levy, attachment,  seizure,  distraint,
injunction,   fine,   penalty  or  other  writ  or  legal   proceeding   or  any
administrative or governmental action or proceeding.

      Section III.8. JUDGMENTS. There are no judgments, liens, suits, actions or legal or administrative proceedings pending or, to the best of their knowledge, threatened against Corporation or the Assets and there are no bankruptcy, receivership, arrangement or other debtor relief, insolvency or liquidation proceedings, either voluntary or involuntary, pending or, to the best of their knowledge, threatened against or for the benefit of Corporation.

      Section III.9 CONDUCT OF BUSINESS. To the knowledge of the Corporation and the Shareholders, there are no existing or uncured material violations of any laws or regulations affecting the Business. Neither Corporation, Shareholders nor anyone on its or their behalf has contracted to sell to any person other than Buyer, or has granted to any person an option to purchase, all or any part of the Stock, or executed, incurred, granted, assumed, created or suffered any conveyance, mortgage, lease, pledge, security agreement, financing statement, lien or other charge or encumbrance of any nature with respect to the Stock except as shown on Schedule III.9. Corporation has not operated the Business under any trade name other than Avid and Avid Sportswear.

      Section III.10. NO ADVERSE CHANGE. There exists no fire, explosion, accident, strike, work stoppage, attempt to organize employees, condemnation, litigation, nor has there been any governmental action which could adversely affect the Business nor to the knowledge of the Corporation and the Shareholders any threat of any of the foregoing.

      Section III.11. INVENTORY. All Inventory of the Business is useable and saleable in the ordinary course of the Business. Corporation has used prudent business methods to ensure that the Inventory is not, and does not become nonsaleable.

      Section III.12. ASSETS. Corporation is the absolute and sole owner of, and has good and marketable title to, all of the Assets. None of the Assets are leased by Corporation. All of the Assets are free and clear of all liens, encumbrances, security interests, impairments of title, claims and liabilities of every kind and nature whatsoever except the lien in favor of NationsBank and as set forth on Schedule III.2 attached hereto. Corporation has paid all personal property taxes which were due and payable with respect to the Assets in the year of Closing.

      Section III.13. CONDITION OF PROPERTIES. The Tangible Personal Property shall be delivered at Closing in the same condition as it was in on the date that it was inspected by Buyer within the last thirty (30) days, ordinary wear and tear only excepted. All Assets and the Real Estate conform to and comply with, and do not violate the material provisions of any, legal and administrative requirements of every kind, including, but not limited to, any rule, regulation, order or ordinance, notice or statute relating to zoning, health, safety, the environment, disabled persons or fire protection; neither Corporation nor Shareholders has received any notice of violation of any rules, regulations, orders, ordinances or other laws.

      Section  III.14.  NO  COMMITMENTS OF  CORPORATION.  Except as set forth on
Schedule III.14 attached hereto, the Assets are not bound by any contracts, agreements, leases or other commitments in connection-with the operation of the Business, except for orders of pre-sold Inventory as set forth in Schedule
III.14 attached hereto.

      Section III.15. NO BROKERAGE. Neither Corporation nor Shareholders has made any representation or commitment by which Buyer might be obligated to pay any commission or compensation to any finder, broker, agent or advisor.

      Section III.16. EMPLOYEES. Except as set forth on Schedule III.16 attached hereto, all of Corporation's employees of the Business are "at-will" employees and Buyer will not have any obligation to retain any employees of the Business. Corporation is not a party to any collective bargaining agreement with any labor union with respect to any employees of the Business. Buyer has not incurred or has any liability or obligation whatsoever with respect to any pension, profit sharing or retirement plan or similar employee benefit program for the benefit of any present or former employees of the Business.


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

      Section III.17. TAXES. Corporation has paid in full, and will continue to pay when due, all county, state and federal income, withholding, social security, unemployment insurance, sales and property taxes and all other taxes of every kind and nature due or to become due or assessed in connection with the Assets, the Real Estate and the operation of the Business to the Closing Date and none of the Assets or the Real Estate is subject to any tax lien, levy, seizure or other process with respect to any such taxes.

      Section III.18. REAL ESTATE. Corporation is the leasehold owner of the Real Estate. The Real Estate is suitably zoned for use as an assembly and distribution facility for the Assets and, to the knowledge of the Corporation and the Shareholders, there are no covenants, restrictions or easements affecting the Real Estate which would prevent or interfere with such use. Neither Corporation nor Shareholders are aware of or have received notice of any uncured zoning violation affecting the Real Estate. The Real Estate is currently leased by Corporation and is occupied by Corporation for the operation of the Business, which Lease between the landlord and Corporation will be assigned to Buyer at Closing with the consent of landlord. All payments to the landlord under the Lease are current and none are delinquent. Corporation shall obtain at Closing an estoppel letter from landlord confirming the existence of the Lease, that there are no amendments or modifications to the Lease, and that the Corporation is not in default of the Lease. The Real Estate is served by all necessary utility services, which are adequate for the operation of the Business. Corporation has no knowledge of any significant defects in any of the improvements on the Real Estate which require immediate repair or replacement at a cost which would exceed One Thousand Dollars ($1,000.00) in the aggregate.

      Section III.19. FINANCIAL STATEMENTS. The Financial Statements attached hereto as Schedule III.19 have been prepared from the books and records of the Corporation and fairly represent the results and operations of Corporation consistent with past practices of accounting by Corporation. Corporation has no liabilities except as disclosed in the Financial Statements except which have arisen in the ordinary course of business and are not delinquent or as provided in Schedule III.19 attached hereto. To their knowledge, all of the receivables disclosed in the Financial Statements are collectible in the ordinary course of business.

      Section III.20. OPERATIONS. Except as reflected on Schedule III.20 attached hereto, since September 30, 1998, Corporation has not:

      A. sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

      B. entered into any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the ordinary course of business;

      C. accelerated, terminated, modified or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which the Corporation is a party or by which it is bound outside the ordinary course of business;

      D. imposed any security interest upon any of its assets, tangible or intangible;

      E.  made  any   capital   expenditure   (or  series  of  related   capital
expenditures) outside the ordinary course of business;

      F. made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person or entity (or series of related capital investments, loans and acquisitions) outside the ordinary course of business;

      G. except for notes issued to Buyer, issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $50,000 in the aggregate;


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

      H. delayed or postponed the payment of accounts payable and other liabilities when due except in the ordinary course of business;

      I. canceled, compromised, waived or released any right or claim (or series of related rights and claims) outside the ordinary course of business;

      J. granted any license or sublicense of any rights under or with respect to the Trade Names;

      K. made any loan to, or entered into any other transaction with, any of its directors, officers and employees;

      L. granted any increase in the base compensation of any of its directors, officers and employees;

      M. made any material change in employment terms for any of its directors, officers and employees;

      N. entered into any employment contract or collective bargaining agreement or materially modified the terms of any existing such contract or agreement;

      O. adopted, amended, modified or terminated any bonus, profit sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Employee Benefit Plan);

      P. made or pledged to make any material charitable or other capital contribution.

      Section III.21.   TAX MATTERS.

      A. The Corporation has filed all federal, state and local tax returns required to be filed, and paid all taxes currently due and owing, and all such tax returns were prepared in all material respects in compliance with all applicable laws and regulations, and are correct and complete in all material respects.

      B. Corporation has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment, collection or deficiency.

      C. Corporation is not a party to any tax allocation or sharing agreement.

      D. Corporation has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee in connection with his or her employment with Corporation.

      E. No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of tax of Corporation has been proposed, asserted or assessed by any taxing authority against Corporation and there is no action, suit, taxing authority proceeding or audit now pending or, to Corporation's knowledge, threatened against the Corporation. No claim has ever been made by a taxing authority in a jurisdiction where the Corporation does not file tax returns that the Corporation is or may be subject to taxes assessed by such jurisdiction. There are no liens for taxes (other than for current taxes not yet due and payable) upon the assets of the Corporation as of immediately prior to the Closing.

      F. The Shareholders shall make the election under Section 338 (h)(10) of the Internal Revenue Code of 1986, as amended, and shall cooperate in all respects with Buyer in making this election.

      Section III.22. BUYER NOTES. The Corporation has utilized all funds provided by Buyer prior to the date of this Agreement to pay trade payables and liabilities of the Corporation.

      Section III.23. ADEQUACY OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties made by Corporation or Shareholders herein, nor

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any of the written  material  required  under this Agreement or in the Schedules
hereto,   contain  any  untrue   statement   of  a  material   fact.   All  such
representations and warranties shall be deemed made on and as of the date hereof and on and as of the Closing Date.

      The continuing existence, truth and accuracy of all of the facts and matters represented and warranted herein by Corporation and Shareholders to Buyer until the Closing Date shall constitute a condition precedent to the closing of this transaction.

      ARTICLE IV. COVENANTS OF CORPORATION. Corporation covenants to Buyer that between the date hereof and the Closing Date:

      Section IV.1. PRESERVATION OF BUSINESS. Corporation will use its best efforts to preserve the Business organization intact and to keep available to Buyer the present employees of Corporation (other than employees Buyer chooses to terminate) and will preserve for Buyer the relationships of Corporation with its suppliers, vendors, manufacturers of inventory, customers and others having business relations with the Business; and will keep and preserve the Business and the Assets in the same operating condition as it is in on the date hereof.

      Section IV.2. TAXES. Corporation shall file all required tax returns and reports and promptly pay and discharge when due all taxes, assessments and other charges which may be lawfully imposed on Corporation prior to the Closing.

      Section IV.3. PAYMENTS TO EMPLOYEES. No compensation or benefit for employees shall be increased or added for any employees of Corporation, and all salary payments shall be paid in the ordinary course of business. Corporation will pay all payroll and employee fringe benefits (including, without limitation, pension contributions and any accumulated vacation pay) due and owing to or earned by its employees to and including the day of Closing, together with withholding taxes, Social Security, Medicare, FICA, FUTA and any other taxes pertaining thereto, and Corporation and Principal will indemnify, defend and hold Buyer harmless from and against any liability or claims for any such amounts, which indemnity shall survive the Closing.

      Section IV.4. NO EXTRAORDINARY ACTS. Corporation shall carry on the Business in the ordinary course, and except for sales of Inventory in the ordinary course of business, Corporation shall not sell, lease, transfer or otherwise dispose of all or any part of the Assets, or give any option to purchase all or any of the same, or convey, mortgage, lease, pledge, grant a security interest or a Lien or other encumbrance with respect to the Assets, and Corporation shall maintain the Assets in good operating condition and repair.

      Section IV.5. AGREEMENTS AND COMMITMENTS. Without Buyer's prior written consent, Corporation shall not enter into any contract, agreement or other commitment except in the ordinary course of business, nor amend, renew or terminate any contracts, permits, franchises or licenses.

      Section IV.6. INSURANCE. Corporation shall maintain in full force and effect all insurance policies held on the Assets in such amounts and of such kinds as may be in effect on the date of this Agreement.

      Section IV.7. BUSINESS TO BE LAWFUL. Corporation shall conduct the Business in compliance with all laws, ordinances, rules and regulations of all governmental authority.

      Section IV.8. DISCLOSURE. Corporation shall promptly notify Buyer of any change in the business or affairs of the Business or any newly discovered matters which could constitute a violation of or a change in any covenant, representation or warranty made by Corporation or could adversely affect Buyer.

      Section IV.9. LEASE. Corporation shall remain current on its Lease obligations and shall not be in default of the Lease, however Buyer understands the Lease expires December 31, 1998.

      Section IV.10. ACTIONS CAUSING REPRESENTATIONS AND WARRANTIES TO BE UNTRUE. Neither Corporation nor Shareholders will take any action which would cause any representation or warranty contained herein to be untrue.


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

      Section IV.11. AUTHORIZATION. Corporation will obtain as soon as practicable all consents, authorization, orders and approvals of any governmental commission or board or required for, or in connection with, the performance of the transaction contemplated hereby and Corporation will cooperate fully with the Buyer in assisting Buyer to obtain any such consent, authorizations, orders and approvals, including, but not limited to, those consents, authorizations, orders and approvals necessary for the transfer or assignment of any and all permits, licenses or other agreements for operating the Business.

      ARTICLE V.  REPRESENTATIONS;  WARRANTIES  AND  COVENANTS  OF BUYER.  Buyer
hereby  makes  the  following  representations,   warranties  and  covenants  to
Corporation:

      Section V.1. COMPANY STATUS AND POWER OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to enter into and perform this Agreement, make the representations and warranties herein made by it, consummate the transactions contemplated by this Agreement and incur the obligations undertaken by it hereunder.

      Section V.2. COMPANY ACTION. Buyer has duly taken all necessary company action to permit the execution, delivery and performance of this Agreement and upon due execution and delivery, this Agreement will constitute a valid and binding agreement of Buyer. Buyer is purchasing the shares for investment purposes and not with the intent of resell.

      Section V.3. NO BROKERAGE. Buyer has made no representation or commitment by which Corporation might be obligated to pay any commission or compensation to any finder, broker, agent or advisor.

      Section V.4. PERFORMANCE OF AGREEMENT. No action or proceeding before a court or other governmental agency or officer is pending or, to the best of Buyer's knowledge, threatened which could restrain or prevent Buyer from consummating the purchase of the Assets or from performing all of their obligations under this Agreement.

      Section V.5. JUDGMENTS. There are no judgments, liens, suits, actions or legal or administrative proceedings pending or, to the best of Buyer's knowledge, threatened against Buyer and there are no bankruptcy, receivership, arrangement or other debtor relief, insolvency or liquidation proceedings, either voluntary or involuntary, pending or, to the best of Buyer's knowledge, threatened against or for the benefit of Buyer.

      Section V.6. TRUTH AS OF THE DATE OF CLOSING. All representations and warranties of Buyer in this Agreement are true as of the date hereof, and will be true as of the Closing Date as if made at the Closing.

      Section V.7. INVESTMENT. Buyer is acquiring the Shares solely for its own account and not with a view to a sale or distribution thereof in violation of any securities laws. Buyer understands that the Shares have not been registered under the Securities Act or the securities act of any state, and that as a result thereof, there is no market for the Shares, and Buyer must assume the risk of investment therein unless the Shares are subsequently registered under the Securities Act or unless an exemption from such registration is available.

      ARTICLE VI. INDEMNITY.

      A. Subject to the limitations set forth in this Agreement, including but not limited to this Article VI, each of the Shareholders will indemnify Buyer and hold Buyer harmless from and against any actual, direct and "out-of-pocket" costs or expenses (including, but not limited to, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors but excluding punitive, consequential or losses calculated or measured by or based upon a damage theory involving a multiple of lost profits or earnings or a multiple of lost anticipated profits or earnings) (collectively, "Losses) which Buyer may suffer, sustain or become subject to, resulting from, arising out of or caused by:

      (i) any inaccuracy in or breach of any representation or warranty of the Corporation or Shareholders pursuant to this Agreement in any respect, including the disclosure schedules delivered pursuant hereto; or

      (ii) any failure of the Corporation or Shareholders to duly perform or observe any covenant to be performed or observed by the Corporation or such Shareholders(whichever is required to perform hereunder), pursuant to this Agreement.

      (iii) any undisclosed liability which is not the subject of a representation or warranty set forth in Section III and which arises as a result of the operation of the Corporation prior to the Closing Date, except for trade payables and operating expenses incurred in the ordinary course of business.

      The obligations of the Corporation and Shareholders to indemnify, defend and hold Buyer harmless as described herein shall survive Closing and the consummation of the transactions contemplated by this Agreement.

      The Buyer shall give Shareholders prompt written notice of any written claim, demand, assessment, action, suit, proceeding or awareness of facts which might lead to such a claim or notice of any claim of a third party that may reasonably be expected to result in a claim by Buyer against Shareholders to which the indemnity set forth in this Article VI applies. If the document evidencing such claim or demand is a court pleading, Buyer shall give such notice within 10 days of receipt of such pleading, otherwise, Buyer shall give such notice within 30 days of the date it receives written notice of such claim. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the Buyer to collect such Loss from Shareholders so long as such failure to so notify does not materially adversely affect Shareholders' ability to defend such Loss against a third party. Such notice shall specify the breach of representation or warranty or violation of covenant claimed by the Buyer and the Losses incurred by, or imposed upon, the Buyer on account thereof. If such Losses are liquidated in amount, the notice shall so state and such amount shall be deemed the amount of the claim of the Buyer. If the amount is not liquidated, the notice shall so state and in such event a claim shall be deemed asserted against the Shareholders on behalf of the Buyer, but no payment shall be made on account thereof until the amount of such claim is liquidated and the claim is finally determined.

      If any of the Shareholders shall object to any notice of claim seeking recovery for a Loss (whether such claim arises from a third-party claim or otherwise), (a "Notice of Claim") such Shareholder shall deliver to Buyer and the other Shareholders a written notice of objection (the "Notice of Objections) to the Buyer. The Notice of Objection shall set forth the grounds upon which the objection is based and state whether such Seller objects to all or only a portion of the matter described in the Notice of Claim. If such claim or claims shall not have been resolved or compromised within 60 days from the date of delivery of the Notice of Objection, then such claims shall be settled by arbitration pursuant to Section IX.9 hereof. The arbitrator shall promptly obtain such information regarding the matter the arbitrator deems necessary and shall decide the matter and render a written award which shall be delivered to the Buyer and the Shareholders. Any award shall be a conclusive determination of the matter and shall be binding upon the Buyer and the Shareholders. If, by arbitration, it shall be determined that the Buyer shall be entitled to any indemnification by reason of its claim or claims (a "Liquidated Indemnification Liability"), such amount shall be paid to the Buyer in the manner provided hereafter by the Shareholders without the necessity of further action.

      If the Buyer's request for indemnification arises from the claim of a third party (including a federal or state regulatory authority), the written notice shall permit Shareholders to assume control of the defense of any such claim, or any litigation resulting from such claim. Failure by Shareholders to notify the Buyer of its election to defend a complaint by a third party within 20 days after notice thereof shall be a waiver by Shareholders of its right to assume control of the defense of such claim or action. If Shareholders assume control of the defense of such claim or litigation resulting therefrom, Shareholders shall take all reasonable steps necessary in the defense or settlement of such claim or litigation resulting therefrom and, if the claim is subject to indemnification of Buyer by Shareholders, Shareholders shall hold the Buyer, to the extent provided in this Article VI, harmless from and against all Losses arising out of or resulting from any settlement approved by Shareholders or any judgment in connection with such claim or litigation. Notwithstanding Shareholders' assumption of the defense of such third-party claim or demand, the Buyer shall have the right to participate in the defense of such third-party claim or demand at the expense of the Shareholders. The Buyer shall furnish Shareholders in reasonable detail all information such party may have with respect to any such third-party claim and shall make available to Shareholders and their representatives all records and other similar materials which are reasonably required in the defense of such third-party claim and shall otherwise cooperate with and assist Shareholders.

      If the claim is subject to indemnification of Buyer by Shareholders, if Shareholders do not assume control of the defense of any such third-party claim or litigation resulting therefrom, the Buyer may defend against such claim or litigation in such manner as it may reasonably deem appropriate, and Shareholders shall indemnify the Buyer from any Loss indemnifiable under Article VI incurred in connection therewith.

      No third party claim, demand, action or proceeding (including a claim, demand, action or proceeding by any federal or state regulatory authority) shall be settled without the prior written consent of the Buyer.

      B. Subject to the limitations set forth in this Agreement,  including this
Section VI, the Buyer will indemnify and defend the Shareholders and hold them harmless from and against any Losses which any Shareholders may suffer, sustain or become subject to, resulting from, arising out of or caused by:

      (i) any inaccuracy or breach by Buyer of any representation or warranty pursuant to this Agreement;

      (ii) any liability or obligation of the Corporation disclosed on the Financial Statements or undertaken by Buyer herein;

      (iii) any failure of Buyer to perform or observe any of the covenants to be performed or observed by it under this Agreement; and

      (iv) any matter which, under the terms of this Agreement, Buyer is required to indemnify Seller;

      The obligations of the Buyer to indemnify, defend and hold the Seller harmless as described herein shall survive Closing and the consummation of the transactions contemplated by this Agreement.

      The procedural rules set forth in Section (A) of this Article VI shall apply with respect to indemnification by Buyer except that the parties' respective obligations shall be reversed as appropriate.

      C.  Notwithstanding the foregoing,  the parties liability pursuant to this
Article VI will be subject to the following limitations:

      (i) BASKET. Neither the Shareholders nor the Buyer will be liable for any Losses described in Article VI (A) or VI (B) above unless and until the
aggregate  amount  of  all  such  Losses   (exclusive  of  any  liabilities  for
Environmental Remediation Activities) described in such section exceeds Twenty-Five Thousand Dollars ($25,000), after which point the indemnifying party will be obligated, to the extent required by this Article VI, to indemnify the indemnified parties for all such amounts incurred in excess of such amount. Notwithstanding the foregoing, this limitation shall not apply to Buyer's indemnity obligation under VI B (ii), (iii) or (iv) above.

      (ii) MAXIMUM. The liability of the Shareholders in the aggregate shall be limited to $1,525,000.00

      D. Each Party will treat all payments made pursuant to this Article VI as adjustments to the Purchase Price for all purposes. Any indemnification recovery shall be calculated after full consideration of the amount of any insurance proceeds or other third party recoveries to which the Company or any of the indemnified parties becomes entitled.

      ARTICLE VII.      CLOSING.

      Section VII.1. TIME AND PLACE OF CLOSING. The Closing shall be held at 10:00 a.m. on the Closing Date at the offices of the Corporation or such other place as the parties to this Agreement shall agree. Shareholders shall deliver possession of all of the Stock to Buyer on the Closing Date free and clear of all rights and claims of any other person.

      Section VII.2. CONDITIONS TO CORPORATION'S CLOSING. The obligations of Corporation under this Agreement are subject to the satisfaction or written waiver of the following conditions:

      A. All representations and warranties of Buyer herein, including in exhibits, shall be true and complete in all material respects without any change on and as of Closing Date to the same extent as if such representations and warranties had been made at such time;

      B. Buyer shall have performed and satisfied all agreements, covenants and conditions required by this Agreement to be performed and satisfied by it prior to or at the Closing Date; and

      C. Buyer shall have delivered all documents required to be delivered pursuant to Section VII.4 B of this Article VII.

      All of the foregoing conditions precedent are for the sole benefit of Corporation, and Corporation shall not be obligated to close or consummate this transaction or sell the Assets unless each such condition precedent has been either satisfied or waived by Corporation in writing at or prior to Closing. Any of such conditions may be waived by Corporation at any time; provided, however, that no such waiver shall be effective unless made in writing. If any of said conditions remains unsatisfied on the Closing Date, Corporation may cancel and terminate this Agreement.

      Section VII.3. CONDITIONS TO BUYER'S CLOSING. Buyer's obligations under this Agreement are subject to the satisfaction or written waiver of the following conditions:

      A. All representations and warranties of Corporation in this Agreement, including in exhibits, shall be true and complete in all material respects without any change on and as of Closing Date to the same extent as if such representations and warranties had been made at such time;

      B. Corporation shall have delivered all documents required to be delivered pursuant to Section 7.4 A of this Article VII;

      All of the foregoing conditions precedent are for the sole benefit of Buyer, and Buyer shall not be obligated to close or consummate this transaction or purchase the Assets unless each such condition precedent has been either satisfied or waived by Buyer in writing at or prior to Closing. Any of such conditions may be waived by Buyer at any time; provided, however, that no such waiver shall be effective unless made in writing. If any of said conditions remains unsatisfied on the Closing Date, Buyer may cancel and terminate this Agreement.

      Section VII.4. DOCUMENTS TO BE DELIVERED AT CLOSING. On or before Closing Date, the following documents shall be delivered by the respective parties to this Agreement:

      A. DOCUMENTS TO BE DELIVERED BY SHAREHOLDERS. Shareholders shall deliver to Buyer the following documents:

      (1) The Stock Certificates of Shareholders endorsed to Buyer or with stock powers duly executed in blank transferring all of the Stock of Corporation to Buyer, free and clear of all liens and encumbrances;

      (2) Copies of any contracts, agreement, commitments, leases, deeds, instruments, pleadings, correspondence or other documents of any kind affecting the Business or the Assets;

      (3) Copies of all records of Corporation pertaining to its customers and the Assets;

      (4) An affidavit of Corporation to the effect that all representations and warranties of Corporation contained in this Agreement were true on the date hereof and are true at the Closing Date, in the form attached hereto as Schedule VII 4A(4);

      (5) Uniform Commercial Code and Federal Tax Lien searches for the Corporation and Business updated to a date not more than five (5) days prior to Closing showing no liens or encumbrances whatsoever affecting any of the Assets except as heretofore described or, if any liens or encumbrances are shown, accompanied by necessary lien releases and termination statements (collectively "Releases") to remove the same;

      (6) A current Certificate of Existence for Corporation and true copies of resolutions of the board of directors and shareholders of Corporation authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, certified by the Secretary of Corporation, and an incumbency certificate certified by the Secretary of Corporation;

      (7) The executed Non-Competition Agreements of Shareholders and Steve Crowell in the form of Schedule VII 4A(7) attached hereto;

      (8) The executed Employment Agreement and Non-Competition Covenants of David Roderick in the form of Schedule VII 4A(8)attached hereto;

      (9) Documentation with respect to off-site Inventory and Tangible Personal Property, if any;

      (10) An opinion of legal counsel for Corporation and the Shareholders satisfactory to Buyer's legal counsel, that:

      (a) Corporation is a corporation duly organized and validly existing under and by virtue of the laws of the State of California;

      (b) Corporation and the Shareholders have taken all necessary corporate action to authorize the execution and performance of this Agreement and all of the closing documents, and the person executing this Agreement and the closing documents on behalf of Corporation and Shareholders are duly authorized to do so;

      (c) Corporation and Shareholders possess the requisite power to enter into this Agreement and to perform its and their obligations hereunder;

      (d) this Agreement and all other documents executed by Corporation and the Shareholders in connection with this transaction have been duly executed and delivered by Corporation and Shareholders, and are valid and binding agreements legally enforceable against Corporation in accordance with their respective terms;

      (e) the Stock is owned by the Shareholders free and clear of all liens and encumbrances and the transfer of the Stock to Buyer shall vest 100% ownership of Corporation in Buyer; and

      (f) to such counsel's knowledge, neither the execution and delivery by Corporation and the Shareholders of this Agreement, nor compliance by Corporation and the Shareholders with the terms hereof, will conflict with, or result in any breach of, or constitute a default under any agreement the breach of which would adversely affect Buyer;

      which opinion shall be addressed to Buyer;

      (11) The signature cards for the bank accounts of Corporation shall be transferred to Buyer;

      (12) Any and all other instruments, documents, certificates, affidavits and other assurances requested or required by Buyer to transfer all of the Shares to Buyer and to assure Buyer good and clear title thereto;

      (13)  A Closing Statement; and

      (14) The Escrow Agreement if not previously executed. All documents required to be delivered pursuant to this Section 7.4 A shall be in a form satisfactory to Buyer and Buyer's counsel.

      B. DOCUMENTS TO BE DELIVERED BY BUYER. Buyer shall deliver to Corporation the following:

      (1)   The Purchase Price;

      (2) An opinion of legal counsel for Buyer satisfactory to Corporation and Shareholders legal counsel that;

      (a) Buyer is a corporation duly organized and validly existing under and by virtue of the laws of the State of Nevada;

      (b) Buyer has taken all necessary corporate action to authorize the execution and performance of this Agreement and all of the closing documents, and the person executing this Agreement and the closing documents on behalf of Buyer is duly authorized to do so;

      (c) Buyer possesses the requisite power to enter into this Agreement and to perform its obligations hereunder;

      (d) this Agreement and all other documents executed by Buyer in connection with this transaction have been duly executed and delivered by Buyer, and are valid and binding agreements legally enforceable against Buyer in accordance with their respective terms;

      (e) to such counsel's knowledge, neither the execution and delivery by Buyer of this Agreement, nor compliance by Buyer with the terms hereof, will conflict with, or result in any breach of, or constitute a default under any agreement the breach of which would adversely affect Corporation and Shareholders;

      which opinion shall be addressed to Corporation and Shareholders; and

      (3)   A Closing Statement; and

      ARTICLE VIII.     PAYMENT OF PURCHASE PRICE.

      Section VIII.1. PAYMENT OF PURCHASE PRICE. At the Closing, Buyer shall deliver the cash portion of the Purchase Price to the Shareholders who are to receive cash by wire transfer of funds in the amounts set forth on schedule
II.4. With respect to the portion of the Purchase Price to be paid in stock, Buyer shall issue and deliver a stock certificate to each of the Shareholders who are to receive stock which sets forth the number of shares to be received pursuant to Schedule II.4.

      ARTICLE IX. MISCELLANEOUS PROVISIONS.

      Section IX.1. DAMAGE BY FIRE OR OTHER CASUALTY. Corporation assumes all risk of destruction, loss, or damage to any of the Assets due to fire or other casualty prior to the Closing Date. In the event of any such casualty, Buyer may elect to either terminate this Agreement or to proceed with the purchase of the Assets. In the event Purchaser elects to close the transaction, Corporation shall assign to Buyer the proceeds of any and all insurance policies affecting the Assets.

      Section IX.2. SURVIVAL OF PROVISIONS. The covenants, obligations, representations and warranties and indemnities made by Corporation shall survive the Closing for a period of one year and not be affected by Corporation's delivery of the Assets or by Buyer's payment of the Purchase Price, subject to the limitations contained in Section 3.19 hereof.

      Section IX.3. OTHER DELIVERIES. Corporation agrees, as often as it shall be requested, to execute, acknowledge and deliver, or cause to be executed and acknowledged and delivered, all further bills of sale, assignments, transfers, conveyances, confirmations, approvals, consents and instruments of further assurance and other instruments as Buyer shall deem desirable, for the better assigning, transferring, granting, conveying, assuring and confirming to Buyer, or for aiding in the collection or reducing to possession by Buyer of any of the Assets.

      Section IX.4. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, including all exhibits, constitutes the entire understanding and agreement among the parties hereto as of the date hereof. No modification or termination of this Agreement shall be binding unless signed by the parties. No waiver of any provision of this Agreement shall be effective and binding unless in writing and no waiver of any other provision hereof (whether or not similar) shall constitute a continuing waiver unless expressly so stated.

      Section IX.5. CONFIDENTIALITY. The Corporation and Shareholders shall maintain the confidentiality of all information they have or obtain regarding the Buyer and this Agreement except as otherwise required by law. The Buyer shall maintain the confidentiality of all information it obtains regarding the Corporation and Shareholders, except as otherwise required by law. In the event of the breach of any of the provisions of this Section X.5, the non-breaching party, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief (without the posting of bond or other security) in order to enforce or prevent any violations of the provisions hereof. In the event that any party reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section X.5, the disclosing party will (i) provide the other party with prompt notice before such disclosure in order that such other party may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (ii) cooperate with the other party in attempting to obtain such order or assurance. Notwithstanding the above, Buyer may make such disclosures as are necessary to comply with any federal or state securities laws applicable to Buyer.

      Section IX.6. GOVERNING LAW. The laws of the State of California shall govern this Agreement in all aspects, including execution, interpretation, performance and enforcement.

      Section IX.7. BINDING ON SUCCESSORS AND ASSIGNS. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      Section IX.8. ADDRESSES. Any notice or communication required or permitted under this Agreement shall be in writing and shall be delivered by hand, or sent by registered or certified mail, postage prepaid, as follows:

If to the Corporation:                     Avid Sportswear, Inc.
                                           Attn: Steven Crowell
                                           17909 South Adria Maru Lane
                                           Carson, CA 90746

With a copy to:                            George M. Reyes
                                           Best, Best & Kreiger, LLP
                                           3750 University Avenue, Suite 400
                                           Riverside, CA 92502

If to Buyer:                               Golf Innovations Corp.
                                           Attn: Earl Ingarfield
                                           1133 Fourth Street
                                           Sarasota, FL 34236

With a copy to:                            Jeffrey A. Abrams, Esq.
                                           DANN PECAR  NEWMAN & KLEIMAN
                                           2300 One American Square
                                           Box 82008
                                           Indianapolis, Indiana 46282

If to Steven M. Crowell:                   2060 Bentcreek Manor
                                           Alphretta, GA 30005

If to David E. Roderick:                   17909 South Adria Maru Lane
                                           Carson, CA 90746

If to The Ulrich Family Trust:             329 E1 Tuaca Ct.
                                           Camarillo, CA 93010

If to The Scherer Family Trust:            6035 N. Greentree Drive
                                           Camarillo, CA 93010

If to William M. Borgers                   750 Rockbridge
                                           Santa Barbara, CA 93108

If to Brian D. Iverson and Deborah K.      1160 Corte Tularosa
Iverson:                                   Camarillo, CA 93010

If to Jo Moerbeek:                         P. O. Box 276
                                           Surfside, CA 90746

If to The Richard and Helen Butkus Trust:  3930 Villa Costra,
                                           Malibu, CA 90265

If to Stephanie Wickliff:                  2842 Adeline St., #3
                                           Oakland, CA 94608

If to John Wickliff:                       1515 Arapahoe Street, Ste. 1545
                                           Denver, CO 80202

      Section IX.9. COUNTERPARTS. This Agreement may be executed in counterparts and when taken together shall constitute one and the same instrument.

      Section IX.10. TAX CONSEQUENCES. The parties agree to amend this Agreement prior to Closing for the sole purpose of minimizing any tax consequences on the sale of the stock by David Roderick, Stephanie Wickliff, John Wickliff and Jo Moerbeck. To the extent there are any tax consequences on such sale, Buyer agrees to reimburse David Roderick, Stephanie Wickliff, John Wickliff and Jo Morerbeck for any tax liability incurred by them as a result of any gain recognized by such Shareholders five (5) days prior to the filing of their Federal tax returns.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                     AVID SPORTSWEAR, INC.,
                                     a California corporation

                                     By: /s/ David Roderick
                                        ----------------------------------------
                                             David Roderick, President
                                                    "Corporation"

                                     /s/ Steven M. Crowell
                                     -------------------------------------------
                                     Steven M. Crowell

                                     /s/ David E. Roderick
                                     -------------------------------------------
                                         David E. Roderick

                                     ULRICH FAMILY TRUST DATED APRIL 7, 1988

                                     By: /s/ Dean E. Ulrich
                                        ----------------------------------------
                                             Dean E. Ulrich, Trustee

                                     By: /s/ Janis L. Ulrich
                                        ----------------------------------------
                                             Janis L. Ulrich, Trustee


                                     THE SCHERER FAMILY TRUST DATED AUGUST 1,
                                     1988

                                     By: /a/ Rolf D. Scherer
                                        ----------------------------------------
                                             Rolf D. Scherer, Trustee

                                     By: /s/ Mary S. Scherer
                                        ----------------------------------------
                                             Mary S. Scherer, Trustee

                                     /s/ William M. Borgers
                                     -------------------------------------------
                                         William M. Borgers

                                     /s/ Brian D. Iverson
                                     -------------------------------------------
                                         Brian D. Iverson

                                     /s/ Deborah K. Iverson
                                     -------------------------------------------
                                         Deborah K. Iverson


                                     THE IVERSON FAMILY TRUST

                                     By: /s/ Michael L. Iverson
                                        ----------------------------------------
                                             Michael L. Iverson, Trustee

                                     By: /s/ Barbara M. Iverson
                                        ----------------------------------------
                                             Barbara M. Iverson, Trustee

                                     /s/ Jo Moerbeek
                                     -------------------------------------------
                                         Jo [Morerbeck] Moerbeek [/s/ jm]

                                     THE RICHARD AND HELEN BUTKUS TRUST

                                     By: /s/ Richard Butkus
                                        ----------------------------------------
                                             Richard Butkus, Trustee

                                     By: /s/ Helen Butkus
                                        ----------------------------------------
                                             Helen Butkus, Trustee

                                     /s/ Stephanie Wickliff
                                     -------------------------------------------
                                         Stephanie Wickliff

                                     /s/ John Wickliff
                                     -------------------------------------------
                                         John Wickliff
                                              "Principal"

                                     GOLF INNOVATIONS CORP.,

                                     By: /s/ Earl Ingarfield
                                        ----------------------------------------
                                             Earl Ingarfield, President
                                                  "Buyer"